FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT
(Pinnacle Lodge)

THIS FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT (“First Amendment”), is effective as of February 7, 2006, (regardless of the actual date of its execution), and is between THE FITZGERALD FAMILY LIMITED PARTNERSHIP, a Florida limited partnership (“Seller”) and SILVERLEAF RESORTS, INC., a Texas corporation (“Purchaser”).

RECITAL

Purchaser and Seller entered into an Asset Purchase and Sale Agreement with an Execution Date of February 3, 2006 (the“Agreement”), relating to the purchase and sale of the Real Property and the Personal Property of the Pinnacle Lodge located in the Town of Fraser, Grand County, Colorado, as more particularly described therein. Seller and Purchaser desire to make certain amendments to the Agreement.

AGREEMENT

1. Amendments.

(a) Definitions. Subsection 1.19 of Article I of the Agreement is amended to read as follows:

1.19. “Title Company” - The Title Company of the Rockies, Inc. (an agent of First American Title Insurance Company), 78491 US. Highway 40, P. O. Box 415, Winter Park, Colorado 80482.

(b) Notices. The notice information for the Title Company in Section 10.7 of the Agreement is amended to read as follows:

If to the Title Company:
The Title Company of the Rockies, Inc.
78491 U.S. Highway 40
P. O. Box 80482
Winter Park, Colorado 80482
Attn: Kajsa Wiberg
Phone: 970-726-8077
Facsimile: 970-726-9488
E-mail: kwiberg@titlecorockies.com

2.  General. In the event of any inconsistencies between the terms and provisions of this First Amendment and those set forth in the Agreement, the terms and conditions of this First Amendment shall control in all instances. Capitalized terms not otherwise defined in this First Amendment shall have the meanings attributed to those terms in the Agreement. Except as set forth in this First Amendment, the Agreement is ratified and acknowledged by the parties to be in full force and effect. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. Execution copies of this First Amendment may be delivered by facsimile and the parties hereto agree to accept and be bound by facsimile signatures hereto.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

SELLER:

THE FITZPATRICK FAMILY LIMITED PARTNERSHIP, a Florida limited partnership
BY:	Rocky Mountain High Hospitality, LLC, a Florida limited liability company, general partner

By: _/S/ BERNARD FITZPATRICK___________
Bernard Fitzpatrick, Manager
Date:	2-7-06

PURCHASER:

SILVERLEAF RESORTS, INC., a Texas corporation

By:	/S. HARRY J. WHITE, JR.
Harry J. White, Jr., Chief Financial Officer
Date:	Feb. 7, 2006

BY SIGNING THIS AGREEMENT, TITLE COMPANY ACKNOWLEDGES AND AGREES TO PERFORM ITS INSTRUCTIONS AS SET FORTH IN THE AGREEMENT AS AMENDED HEREBY.

TITLE COMPANY:

THE TITLE COMPANY OF THE ROCKIES, INC.

By:	/S/ KAJSA WIBERG
Title:	Vice President
Date:	2/8/06